Exhibit 99.1

Clubhouse Media Group Closes Acquisition of Magiclytics

LOS ANGELES, CA, February 8, 2021 – Clubhouse Media Group, Inc. (OTCMKTS:CMGR) (“Clubhouse Media” or the “Company”), an influencer-based marketing and media firm with a global aggregate social media reach of over 100 million followers, is pleased to announce the closing of the Company’s acquisition of Magiclytics, the world’s first Revenue Prediction Software platform for influencer-based marketing.

Wilfred Man, Founder and CEO of Magiclytics, remarked, “Integrating our platform and team into the flourishing influencer model at Clubhouse Media creates enormous complementarity, and we are thrilled to come on board. Our AI engine has processed billions of social, demographic, and financial data points in order to optimize virtually any influencer campaign. Simply put, we give brands meaningful insight into the ROI they can expect from an influencer before they part with a single penny.”

Historically, brands have turned to superficial and often misleading metrics – impressions, “likes”, sharing – as proxies for estimating returns on prospective influencer-based marketing across social media platforms. This process is rarely better than random guesswork because it incorrectly assumes a direct relationship between visibility and efficacy.

Magiclytics leverages its massive database and leading-edge proprietary AI-driven predictive analytics technology to project the actual return, in sales, from the pairing of a specific product with a specific influencer or group of influencers. Historical data maintained by Magiclytics demonstrates the accuracy of its technology.

Clubhouse Media believes that proprietary predictive analytics represents a potentially critical edge in an industry that is already large and growing rapidly. According to Magiclytics’ internal market research, the Company believes the total spend on influencer-based marketing grew 104% on a year-over-year basis in 2020 to reach $4.86 billion. The outlook for the space continues to be strong over coming years according to third-party research. For example, ResearchAndMarkets.com recently released its outlook, which shows the world’s influencer marketing platform industry set to grow from $6 billion in 2020 to $24 billion by 2025, at a rapid CAGR of 32%.

“This is the killer app in our marketplace,” commented Amir Ben Yohanan, CEO of Clubhouse Media. “We believe reliable predictive analytics can help Clubhouse Media attract bigger and better deals with top global brands. In addition, Magiclytics represents another income stream as a service to outside brands and influencers on a fee basis. It will also give us an analytic foundation to evaluate brand development projects and determine how we can best leverage and monetize our top in-house influencer talent.”

About Clubhouse Media

We believe Clubhouse Media represents the future of influencer media and marketing, with a global network of professionally run content houses, each of which has its own brand, influencer cohort and production capabilities. Clubhouse Media offers management, production and deal-making services to its handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space. Clubhouse Media’s management team consists of successful entrepreneurs with financial, legal, marketing, and digital content creation expertise.

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FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact

Simon Yu, MBA

Phone: +1-702-479-3016

Investor Relations

Tiger Marketing & Branding Agency

info@TigerGMP.com